UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2025

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2025, CPI Aerostructures, Inc. (the “Company”) entered into an indemnification agreement with Robert Mannix, whose appointment to the positions of Chief Financial Officer and Secretary is discussed in Item 5.02 below. The Company’s standard indemnification agreement is included at Exhibit 10.29 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Compensatory Arrangements of Chief Financial Officer and Secretary

On December 8, 2025, Robert Mannix, was appointed by the board of directors of the Company to the positions of Chief Financial Officer and Secretary. Mr. Mannix will also serve as Chief Financial Officer and Secretary of each of the Company’s wholly-owned subsidiaries, Welding Metallurgy, Inc. and Compac Development Corporation.

Mr. Mannix, 58, has more than 30 years of accounting and financial leadership experience, including senior roles with public and private companies. From 2018 to 2025, he served as Executive Vice President and Chief Accounting Officer and Head of Tax and Treasury of West Technology Group, LLC, a private-equity-owned international cloud-based technology company, where he was responsible for all accounting, tax, treasury, financial reporting and compliance functions and oversaw SEC-style reporting required under the company’s debt agreements. Prior to joining West, he served as Vice President and Corporate Controller of Casper Sleep, Inc. from 2017 to 2018. Earlier in his career, Mr. Mannix held senior finance positions at Verint Systems Inc. and Motorola, Inc., and spent 11 years in Ernst & Young’s Assurance and Advisory Services Group. He holds a B.B.A. in Accounting from Pace University and is a Certified Public Accountant in New York.

Mr. Mannix will receive an annual base salary of $300,000, subject to annual review. Beginning in fiscal year 2026, he will be eligible to participate in the Company’s annual cash bonus program with a target bonus opportunity equal to 40% of base salary, and to participate in the Company’s long-term incentive plan, with a target award opportunity equal to 40% of base salary, payable in restricted stock, half of which is subject to time-based and half of which is subject to performance-based vesting conditions. He will also be eligible to participate in the employee benefit plans and programs available to the Company’s senior executives, including health, dental, disability, life insurance, 401(k) and paid time off benefits, in accordance with their terms.

In connection with his appointment as Chief Financial Officer, Mr. Mannix entered into a Severance and Change in Control Agreement with the Company. The Severance and Change in Control Agreement provides for varying types and amounts of payments and additional benefits upon termination of employment, depending on the circumstances of the termination:

Termination without cause.  If Mr. Mannix’s employment is terminated by the Company other than for cause (as defined in the Severance and Change in Control Agreement), and such termination occurs outside of the applicable change in control period, he will be entitled to continued base salary during the severance period specified in the Severance and Change in Control Agreement, any earned cash bonus not yet paid for the preceding fiscal year and a pro-rated cash bonus calculated using the prior year’s cash bonus amount. The severance benefit consists of an amount equal to (i) 26 weeks of base salary if Mr. Mannix has completed at least six months of service or (ii) 52 weeks of base salary if he has completed at least eighteen months and twenty-two days of service, in each case payable in accordance with normal payroll practices. The non-competition covenant will remain in effect for the applicable 26- or 52-week severance period. All unvested restricted stock and all other unvested or unexercised equity awards will be forfeited or expire upon termination.

Voluntary termination or termination for cause.  If Mr. Mannix voluntarily terminates his employment, or if the Company terminates his employment for cause, he will not be entitled to any severance payments and will not be bound by the non-competition provision, however he will still be bound by confidentially and non-disparagement obligations. Any unvested restricted stock and other unvested or unexercised equity awards will be forfeited or expire.

Termination for disability. If Mr. Mannix’s employment is terminated because of a disability (as defined in the Severance and Change in Control Agreement), then he will receive severance as if employment had been terminated by the Company without cause.

Termination following a change in control. If Mr. Mannix’s employment is terminated within 18 months following a change in control (as defined in the Severance and Change in Control Agreement) either (a) by the Company other than for cause or disability or (b) by Mr. Mannix for good reason (as defined in the Severance and Change in Control Agreement), he will be entitled to (i) his base salary earned through the date of termination, (ii) any earned cash bonus not yet paid for the preceding fiscal year, and (iii) a pro-rated portion of his annual cash bonus for the portion of the year he worked, assuming all applicable targets had been met. In addition, he will be entitled to a change in control payment in an amount equal to one and one-half times his base salary for the prior full fiscal year payable in two installments, the first on the date of termination and the second six months following the date of termination. Upon any change in control, all outstanding stock options and restricted stock will vest immediately. Health insurance and other fringe benefits will continue for a period of six months after termination. A non-competition provision will apply for six months.

The foregoing description of the Severance and Change in Control Agreement is qualified in its entirety by reference to the full text of the agreement which is attached hereto as Exhibit 10.1.

Mr. Mannix succeeds Pamela Levesque, a Company director, who served as Interim Chief Financial Officer and Secretary of the Company and its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	Severance and Change in Control Agreement, dated December 8, 2025 between the Company and Robert Mannix.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2025	CPI AEROSTRUCTURES, INC.

	By:	/s/ DORITH HAKIM
Dorith Hakim
Chief Executive Officer

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